Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-268028) (“Registration Statement”) of our report dated January 29, 2024, relating to the consolidated financial statements of Universe Pharmaceuticals INC included in its annual report on Form 20-F for the years ended September 30, 2023, 2022, and 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ YCM CPA, Inc.

PCAOB ID 6781

Irvine, California

January 30, 2024